                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_}  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_}  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           OCEANFIRST FINANCIAL CORP.
              (Name of Registrant as Specified In Its Certificate)


  (Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

[LOGO]

                           OceanFirst Financial Corp.
                                975 Hooper Avenue
                        Toms River, New Jersey 08754-2009
                                  (732)240-4500

                                                                 March 15, 2002


Fellow Shareholders:

         You are cordially invited to attend the 2002 annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., (the "Company"), the holding company for OceanFirst Bank, (the "Bank"), Toms River, New Jersey, which will be held on April 18, 2002 at 10:00 a.m. at Doolans, 700 State Highway 71 North, Spring Lake Heights, New Jersey.

         The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

         The Board of Directors of OceanFirst Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1, and "FOR" Proposal 2, the ratification of the appointment of auditors.

         It is important that your shares are represented at the Annual Meeting whether or not you are personally able to attend the meeting. Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                              Sincerely yours,

                                              /S/ John R. Garbarino
                                              ----------------------
                                              John R. Garbarino
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                           OceanFirst Financial Corp.
                                975 Hooper Avenue
                        Toms River, New Jersey 08754-2009

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 18, 2002

                       ----------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., (the "Company"), the holding company for OceanFirst Bank, (the "Bank"), will be held on April 18, 2002 at 10:00 a.m., at Doolans, 700 State Highway 71 North, Spring Lake Heights, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   The election of three directors to a three-year term of office;

     2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     Note: The Board of Directors is not aware of any other business to come before the Annual Meeting. Only stockholders of record at the close of business on March 4, 2002 are entitled to receive notice of the meeting and to vote at the meeting or at any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                              By Order of the Board of Directors

                                                 /s/  John K. Kelly
                                                 --------------------
                                                      John K. Kelly
                                                      Corporate Secretary

Toms River, New Jersey
March 15, 2002

                           OceanFirst Financial Corp.

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 2002

                             -----------------------

Solicitation and Voting of Proxies

         This Proxy Statement is being furnished to shareholders of OceanFirst Financial Corp., (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 18, 2002, at 10:00 a.m., at Doolans, 700 State Highway 71 North, Spring Lake Heights, New Jersey, and at any adjournment or postponement thereof. The 2001 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement, which is first being mailed to record holders on or about March 15, 2002.

         Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this Proxy Statement, and "FOR" the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

         Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn or postpone the Annual Meeting.

         A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy. If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.


         The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, OceanFirst Bank, (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

         The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

         The close of business on March 4, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 9,824,089 shares.

         As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for determining whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficiary owner. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. There is no cumulative voting for the election of directors. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 2 and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may:
(i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspector of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Participants in OceanFirst Bank's Employee Stock Ownership Plan or Retirement
Plan

         If you participate in the OceanFirst Bank Employee Stock Ownership Plan ("ESOP") or the OceanFirst Bank Retirement Plan (the "401(K) Plan") you will receive a voting instruction card for all shares you may vote under each plan. Under the terms of the ESOP and the 401(K) Plan, the trustee votes all shares held by the ESOP and the 401(K) Plan, but each participant in the ESOP or the 401(K) Plan may direct the trustee how to vote the shares of Company common stock allocated to his or her account for each plan. The ESOP and 401(K) Plan trustees, subject to the exercise of their fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and 401(K) Plan and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as of March 4, 2002 with respect to the persons known by the Company to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock. A person is considered to beneficially own any shares of common stock which he or she has, directly or indirectly, sole or shared voting or investment power.


                                                                             Number of          Percent of
                                     Name and Address                        of Shares         Common Stock
     Title of Class                of Beneficial Owner                         Owned           Outstanding
     --------------        --------------------------------------           ------------       ------------
     Common Stock          OceanFirst Bank,                                 1,648,191(1)          16.8%
                           Employee Stock Ownership Plan ("ESOP")
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

     Common Stock          OceanFirst Foundation                             1,100,342(2)         11.2%
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

     Common Stock          Neuberger Berman LLC                             1,098,890(3)          11.2%
                           605 Third Avenue
                           New York, New York 10158

     Common Stock          Dimensional Fund Advisors, Inc.                    669,700(4)           6.8%
                           1299 Ocean Avenue
                           Santa Monica, California  90401

--------------------

(1) Under the terms of the ESOP, the ESOP will vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 4, 2002, 648,449 shares had been allocated under the ESOP and 999,742 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.
(3)    Based upon SEC Form 13G  filed by Neuberger Berman LLC on February 12,
       2002.
(4) Based upon SEC Form 13G filed by Dimensional Fund Advisors, Inc. on February 12, 2002.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL I. ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

         The three nominees proposed for election at the Annual Meeting are Thomas F. Curtin, John R. Garbarino and Frederick E. Schlosser. Neither Messrs. Curtin or Schlosser are being proposed for election pursuant to any agreement or understanding between either of them and the Company. The Bank and Company have entered into an employment agreement with Mr. Garbarino, which agreement is more fully detailed in the "Employment Agreements" Section of this Proxy Statement. While the Company is not required to nominate Mr. Garbarino for election to the Board of Directors, the terms of his Employment Agreement could be triggered in the event he were not elected to the Board of Directors.

         In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Named Executive Officers

         The following table sets forth, as of the Record Date, the names of nominees and continuing directors and executive officers, their ages as of the Record Date, a brief description of their business experience for the past five years, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and executive officer and all directors and executive officers as a group as of the Record Date.

                                                                      Expiration of    Amount and Nature of      Ownership as
  Name and Principal Occupation at                       Director        Term as            Beneficial             a Percent
  Present and for Past Five Years              Age       Since(1)       Director           Ownership(2)           of Class(3)
-------------------------------------------  -------   -----------   ---------------  ----------------------    ---------------
NOMINEES FOR ELECTION AS DIRECTORS

Thomas F. Curtin                                70         1991           2005            108,862(4)(8)             1.11%
   Partner, The Foristall
   Company, Inc. an investor
   relations firm.

John R. Garbarino                               52         1984           2005             596,018(6)(7)(9)          6.07%
   Chairman of the Board
   President and Chief Executive
   Officer of the Company and the Bank.

Frederick E. Schlosser                          80         1968           2005             100,610(4)(10)            1.02%
   Retired, former Vice President
   for Steinbach's department stores.

CONTINUING DIRECTORS

John W. Chadwick                                60         2002           2003               1,000(4)                 .01%
   General Manager,
   Point Bay Fuel, Inc.


Carl Feltz, Jr.                                 63         1990           2003              84,558(4)                  86%
   Partner, Feltz & Frizzell
   Architects, LLC, architects.

Diane F. Rhine, Partner                         52         1997           2003              73,268(4)(12)             .75%
   Citta & Rhine, L.L.C., realtors.


Donald E. McLaughlin, CPA                       54         1985           2004              95,629(4)(11)             .97%
   Stephen B. Teller, a public
   accounting firm.


James T. Snyder                                 67         1991           2004              90,358(4)                 .92%
   Retired, Former 50% owner of
   Wallach's Inc., a New Jersey retail
   company.

John E. Walsh, P.E., President,                 48         2000           2004              19,968(4)(13)             .20%
   Bay Pointe Engineering
   Associates, Inc., an engineering
   firm.

                                                                      Expiration of    Amount and Nature      Ownership as
        Name and Principal Occupation                     Director       Term as         of Beneficial        a Percent of
     at Present and for Past Five Years           Age     Since(1)       Director         Ownership(2)          Class(3)
------------------------------------------      -------   ---------   -------------   -------------------   ---------------
NAMED EXECUTIVE OFFICERS
(who are not also directors)

Michael J. Fitzpatrick                            46         --             --           224,306(6)(7)            2.28%
   Executive Vice President and
   Chief Financial Officer of the
   Company and the Bank.

John K. Kelly                                     52         --             --           107,523(6)(7)(14)        1.09%
   Senior Vice President and
   Corporate Secretary of the Company.
   Senior Vice President, General Counsel
   and Corporate Secretary of the Bank.

Robert M. Pardes                                  43         --             --            15,850(5)(6)(7)          .16%
   Executive Vice President of the Bank

Karl E. Reinheimer                                54         --             --           182,788(6)(7)            1.86%
   Executive Vice President and
    Chief Operating Officer of the Bank.

All directors and executive officers as a
group (13) persons) ..........................    --         --             --         1,700,738                 17.30%

_____________________
(1)  Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(3) For purposes of calculating the ownership as a percent of shares outstanding as of the Record Date all options currently exercisable or exercisable within 60 days of March 4, 2002, have been added to the outstanding number of shares of Common Stock.
(4) Includes 67,104 options vested to Messrs. Mc Laughlin and Feltz under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan (the "Incentive Plan"), but which have not yet been exercised. Includes 63,104, 60,394, 57,104, 13,420 and 64,104 vested options of Messrs. Curtin, Schlosser, Snyder, Walsh and Ms. Rhine, respectively, exercisable as of the record date or within 60 days of the record date which have not yet been exercised. Mr. Chadwick was elected a director on February 20, 2002 and owns no vested options.
(5) Includes 1,000 shares awarded to Mr. Pardes on August 18, 2000 which vest on February 4, 2003.
(6)  Includes 402,628, 150,986, 50,328, 8,000 and 150,986, options vested to
     Messrs. Garbarino, Fitzpatrick, Kelly, Pardes and Reinheimer, respectively, under the Incentive Plan's Vesting Schedule which have not been exercised.
(7)  Includes 19,102, 19,636, 16,684, 1,806 and 11,670 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Fitzpatrick, Kelly, Pardes and Reinheimer, respectively, as of December 31, 2001. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(8) Includes 2,256 shares owned by Mr. Curtin's wife and 2,000 held in trust for Mr. Curtin's wife.
(9) Includes 11,130 shares owned by Mr. Garbarino's wife and 7,820 shares held by Mr. Garbarino and his wife as co-Trustees for their children.
(10) Includes 8,750 shares owned by Mr. Schlosser's wife.
(11) Includes 2,767 shares owned by Mr. McLaughlin's wife.
(12) Includes 200 shares owned by Ms. Rhine's children.
(13) Includes 648 shares held by Mr. Walsh's wife as custodian for his children.
(14) Includes 8,828 shares owned by Mr. Kelly's wife and 4,000 shares held by Mr. Kelly's wife as custodian for his children.

Meetings of the Board of Directors and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of the Board's committees. The Board of Directors of the Company generally meets on a regularly scheduled basis and as needed. During 2001, the Board of Directors of the Company held seven meetings. All directors attended at least 75% of meetings. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

         Audit Committee. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, CPA (Chairman), Schlosser and Walsh. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met five times in 2001. See "Report of the Audit Committee".

         Nominating Committee. The Company's Nominating Committee for the 2002 Annual Meeting consists of Messrs. Snyder (Chairman), McLaughlin and Walsh. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met once in 2001.

         Human Resources/Compensation Committee. The Human Resources/ Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Curtin (Chairman) and Schlosser and Ms. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee met three times in 2001.

Directors' Compensation

         Directors' Fees. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $10,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended; however, committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

         Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Executive Compensation

         The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

         Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for the CEO) along with the rationale for such recommendations. The Committee also approves the compensation for the CEO, who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

         The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company's Common Stock.

         The Company's compensation program for executive officers consists of
(1) a base salary; (2) a performance-based annual bonus; and (3) periodic grants of stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental

Executive Retirement Plan for executive officers. See "Supplemental Executive Retirement Plan".

         During 1999, the Committee engaged William M. Mercer, Inc. ("Mercer"), a nationally recognized consulting firm specializing in compensation and employee benefits to perform an independent review of executive officers' and directors' compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company's total compensation program for executive officers and non-employee directors; (2) review the structure of the Company's annual cash incentive represented by the Performance Achievement Award Program ("Award Program") as it relates to competitive practice and assess the effectiveness of the Award Program; and (3) review performance based compensation practices among peer banks and develop preliminary features for a new stock option program. The consultant compared base salary, annual incentive and long term compensation for each executive officer to a Mid-Atlantic peer group of banking institutions having similar characteristics as the Company. The final report of Mercer indicated that (1) base salaries approximated peer median levels with the exception of the CEO where base salary was below the peer median; (2) annual cash incentives as a percent of base salary were competitive; and (3) long-term stock-based incentives fell between the peer median and seventy-fifth percentile. The Company updated the Mercer Report in 2000 to reflect the currently available compensation levels for the same peer group.

         Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions (as represented by the Mid-Atlantic peer group developed by Mercer) and to correlate with each executive's level of responsibility. The Compensation Committee's base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee's view of competitive marketplace conditions as reflected in the report of Mercer.

         Annual Incentive. Under the Performance Achievement Award Program (the "Award Program"), a significant portion of each executive officer's annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets which are approved by the Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company's success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. This program is discussed further below under " Chief Executive Officer."

         Long Term Incentive Compensation. Executive officers received stock awards and options under the Amended and Restated 1997 Incentive Plan (the "Incentive Plan"). The performance criteria established by the Compensation Committee for all stock award shares due to vest on February 4, 2002 required that the Company's adjusted diluted earnings per share for fiscal 2001 increase by at least 15% over the diluted earnings per share achieved by the Company for fiscal 2000. Diluted earnings per share for 2001 was adjusted to exclude the year over year difference in the expense relating to the Fair Market Value of ESOP shares. Failure to achieve this performance criteria would have resulted in 50% of the year 2002 annual installment not vesting. For the year ended December 31, 2001 the Company attained the required earnings per share growth specified by the Compensation Committee and, therefore, all eligible shares vested on February 4, 2002. Other than Mr. Pardes, there were no specific grants and awards for Named Executive Officers in the last three years. The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. The Committee takes into account the outstanding stock incentives when determining overall compensation.

         Chief Executive Officer. The Chief Executive Officer was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 2001, taking into account both subjective performance criteria and certain objective performance measures. In 1999, Mr. Garbarino's base salary was observed to be below the median level as compared to the base salary of CEOs at other institutions in the peer group prepared by William M. Mercer Inc. Therefore, Mr. Garbarino's salary for 2000 was increased to $395,000 and in 2001 to $417,000. Performance measures evaluated by the Committee in determining the compensation of the CEO included the adoption and execution of capital management strategies; the successful execution of the Company's Business Plan; and the continued operation of the Bank in a safe and sound manner.

         Consistent with the Company's policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program in 2001 were based upon achievement of a targeted annual return on average equity, and were supplemented by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Company-wide performance goals and 25% of the award is determined by individual goals. The total award earned by Mr. Garbarino for fiscal year 2001 of $205,242 represented 141% of his targeted award amount based upon both actual Company performance measured against the goals established at the start of the year, as well as the Committee's evaluation of Mr. Garbarino's individual goal attainment.

         The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                           The Compensation Committee

                           Thomas F. Curtin, Chairman
                     Diane F. Rhine  Frederick E. Schlosser

Report of the Audit Committee

         The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee recommends selection of the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of three directors, each of whom is independent under the Nasdaq's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors.

         The Audit Committee reviewed and discussed the annual financial statements with management and the Company's independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and additional matters required under Statement on Auditing

Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                               The Audit Committee

                       Donald E. McLaughlin, CPA, Chairman
                      Frederick E. Schlosser John E. Walsh

     Stock Performance Graph. The following graph shows a comparison of total stockholder return on the Company's Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period December 31, 1996 through December 31, 2001.

                         Cumulative Monthly Return Among

                    OceanFirst Financial Corp. Common Stock,
                  All Nasdaq U.S. Stocks and SNL Thrift Index

                                    [GRAPH]

                                           12/31/96    12/31/97     12/31/98    12/31/99     12/31/00     12/31/01
                                           --------    --------     --------    --------     --------     --------
     OceanFirst Financial Corp.             100.00      148.63       136.22      146.76       216.99       220.41
     All Nasdaq US Stocks                   100.00      122.48       172.68      320.89       193.01       153.15
     SNL Thrift Index                       100.00      170.15       149.65      122.25       195.21       208.65

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.00 on 12/31/96.

       Summary Compensation Table. The following table shows, for the years ended December 31, 2001, 2000 and 1999, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and four other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 2001 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 2001.

                                                       Annual Compensation (1)
                                                      -------------------------
                                                                                    Restricted   Securities
                                                                                      Stock      Underlying        All Other
         Name and Principal                                 Salary        Bonus       Awards      Options        Compensation
              Positions                          Year      ($) (1)       ($) (2)       ($)          (#)            ($) (3)

---------------------------------------------  ----------  ---------    --------    ---------   -----------     --------------
John R. Garbarino (4)                             2001     $417,000     $205,242         -            -           $107,796
    President and Chief Executive Officer         2000      395,000      151,729         -            -            168,373
    of the Company and the Bank ...............   1999      357,000      171,806         -            -            113,051


Michael J. Fitzpatrick (4)                        2001     $175,500     $ 88,202         -            -           $ 47,139
    Executive Vice President and Chief            2000      167,000       61,486         -            -             73,047
    Financial Officer of the Company and the      1999      158,000       69,843         -            -             51,830
    Bank ......................................


Robert M. Pardes (4)                              2001     $171,000     $ 96,339         -            -           $ 41,522
    Executive Vice President of the Bank          2000       59,558       24,854   $57,375       24,000                 --


Karl E. Reinheimer                                2001     $160,500     $ 58,956         -            -           $ 45,120
    Executive Vice President and Chief            2000      153,000       43,742         -            -             68,124
    Operating Officer of the Bank .............   1999      150,000       44,067         -            -             50,978

John K. Kelly (4)                                 2001     $146,000     $ 42,363         -            -           $ 40,621
    Senior Vice President and Corporate           2000      139,000       28,820         -            -             62,332
    Secretary of the Company and Senior Vice      1999      131,000       52,269         -            -             43,337
    President, General  Counsel and
    Corporate Secretary of the Bank ...........

------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan. It does not include the aggregate amount of prerequisite and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2) This amount consists of bonuses paid pursuant to the Bank's Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(3)   Includes (a) $41,522, $46,792, $41,522, $43,699, and $40,621, representing the value of shares allocated for 2001 under the ESOP, as of December 31, 2001, for the benefit of Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly, respectively; (b) $57,960 and $347 for Mr. Garbarino and Mr. Fitzpatrick, respectively, representing the contribution made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 2001; and (c) excludes other amounts contributed under the Supplemental Executive Retirement Plan for Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly.
(4) On August 18, 2000, the Bank employed Robert M. Pardes as Executive Vice President, Residential Loan Division. As of December 31, 2001, Messrs. Garbarino, Fitzpatrick, Reinheimer and Kelly had 33,552, 10,736, 4,028, and 6,712 of unvested restricted stock awards that were granted in 1997. Mr. Pardes had 2,000 unvested restricted stock awards that were granted in 2000. Based on the market value of the underlying common stock of $24.16 at December 31, 2001, the value of these unvested awards as of December 31, 2001 was $810,616, $259,382, $97,316, $162,162 and $48,320,
      respectively.

         Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

         The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

         The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive's functions, duties or responsibilities; (3) a relocation of the Executive's principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years' compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

         Columbia Equities, Ltd., the Bank's mortgage banking subsidiary ("Columbia") entered into an Employment Agreement on August 18, 2000 with Robert
M. Pardes for the reasons and on terms similar to those upon which the Employment Agreements between the Bank and Messrs. Garbarino and Fitzpatrick were based. The Agreement has a three year term. On a yearly basis Columbia's Board reviews and may extend the Agreement for an additional year. Under the Agreement, Mr. Pardes agreed to serve as President rendering administrative and management services to Columbia. Mr. Pardes is required to devote approximately 50% of his time performing duties as Executive Vice President, Director of Residential Lending of the Bank, and except for absence occasioned by illness, reasonable vacation periods and reasonable leaves of absence, Mr. Pardes is required to devote all other of his business time, attention, skills and efforts in the performance of his duties as President of Columbia. The termination and change in control provisions under the Agreement are similar to those in the Employment Agreement of Messrs. Garbarino and Fitzpatrick.

         Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements ("CIC Agreement") with Messrs. Reinheimer, Pardes and Kelly, (individually, the "Executive"). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation as defined in the CIC Agreement, for the five years preceding termination. The Bank's CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue and pay for the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

         Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

         Incentive Plan. The Amended and Restated 1997 Incentive Plan provides discretionary awards and stock options to officers and key employees as determined by the Compensation Committee. No discretionary awards of stock or stock options were made to the Named Executive Officers pursuant to the Incentive Plan during fiscal 2001.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 2001. No options were exercised by Named Executive Officers during fiscal 2001.

                                     Fiscal Year-End Option/SAR Values

                                                                                        Value of
                                         Number of Securities                         Unexercised
                                        Underlying Unexercised                       In-the-Money
                                           Options/SARs at                           Option/SARs at
                                         Fiscal Year End(#)                          Fiscal Year End($)
                                  ----------------------------------       -----------------------------------
Named Executive Officers            Exercisable/Unexercisable(1)               Exercisable/Unexercisable(2)
--------------------------        ----------------------------------       -----------------------------------
John R. Garbarino                          322,102/80,526                           $3,140,495/785,128

Michael J. Fitzpatrick                     120,789/30,197                           $1,177,693/294,421

Robert M. Pardes                             8,000/16,000                           $    38,800/77,600

Karl E. Reinheimer                         120,789/30,197                           $1,177,693/294,421

John K. Kelly                               40,262/10,066                           $   392,555/98,143

---------------------------
(1) The options in this table have an exercise price of $14.41, with the exception of the options granted to Mr. Pardes which have an exercise price of $19.31.
(2) Based on the market value of the underlying Common Stock, $24.16, at December 31, 2001, minus the exercise price.

         Supplemental Executive Retirement Plan. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank's 401(k) Retirement Plan plus the benefits which would have been provided from the Bank's Retirement (Pension) Plan which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

         The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The amounts contributed in 2001 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Fitzpatrick, Pardes, Reinheimer and Kelly were $165,611, $28,110, $19,025, $22,595 and $19,071, respectively.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors, and greater than 10% beneficial owners have complied with applicable reporting requirements for transactions in

OceanFirst Common Stock during the fiscal year ended December 31, 2001.

Transactions With Certain Related Persons

         All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank offers loans to executive officers on terms not available to the public but available to all other full-time employees, as permitted under federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended December 31, 2001 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2002, subject to ratification of such appointment by the shareholders.

         Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

Audit Fees

         The aggregate fees due KPMG for the annual audit and for the review of OceanFirst's Forms 10-Q for the fiscal year 2001 totaled $128,500.

All Other Fees

         The aggregate fees billed by KPMG during fiscal 2001 for other audit related services totaled $26,500 and for non-audit services including fees for tax-related services, totaled $60,250. The Audit Committee believes that the provision of the these services is compatible with maintaining KPMG's independence.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 15, 2002. If such annual meeting is held on a date more than 30 calendar days from April 18, 2003, a shareholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at a Special or Annual Meeting

         The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days' prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company publicly disclosed to shareholders the date of the annual meeting. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

Householding of Proxy Statements and Annual Reports

         The Securities and Exchange Commission recently adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address - a practice known as "householding." Householding may provide greater convenience to shareholders and save the Company money by reducing excess printing costs. The Company has not chosen to adopt householding for mailings to the Company's registered holders for this year. However, if you hold your shares in street name (i.e., through a broker or banker), your broker, banker or an agent thereof may choose to household mailings of the Company's proxy statement and annual report.

         If you are the beneficial owner, but not the recordholder, of Company shares at a shared address to which a single copy of both the proxy statement and annual report have been delivered and wish to receive a copy of this proxy statement and the annual report, you will need to provide a written request to Sally Dennis of OceanFirst Financial Corp. at 975 Hooper Avenue, Toms River, New Jersey 08754-2009, and provide your name and mailing address to request a copy of the proxy statement and the annual report.



         A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO SALLY DENNIS, OCEANFIRST FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                         By Order of the Board of Directors

                                         /s/ John K. Kelly
                                         ---------------------
                                         John K. Kelly
                                         Corporate Secretary

Toms River, New Jersey
March 15, 2002

            YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
              PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
              MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
               RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                           OCEANFIRST FINANCIAL CORP.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 2002
                                   10:00 a.m.
                      ___________________________________

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at Doolan's, 700 State Highway 71 North, Spring Lake Heights, New Jersey on April 18, 2002, at 10:00 a.m. and at any and all adjournments thereof.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1, and "FOR" Proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                   (Continued and to be signed on other side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           OCEANFIRST FINANCIAL CORP.

                                 April 18, 2002





               . Please Detach and Mail in the Envelope Provided .
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.
  THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.


                      FOR all Nominees  VOTE WITHHELD                                                            FOR AGAINST ABSTAIN
     1.  Election of                                   Nominees:                    2.  The ratification of the
         Directors        [_]               [_]            Thomas F. Curtin             appointment of KPMG LLP  [_]   [_]     [_]
         (except as                                        John R. Garbarino            as independent auditors
         marked to the contrary below)                     Frederick E. Schlosser       of the Company for the
                                                                                        fiscal year ending December
INSTRUCTION:  To withhold your vote for any                                             31, 2002.
individual nominee, write that nominee's name
on the space provided.

                                                                                        The undersigned acknowledges receipt from
_____________________________________________                                       the Company prior to the execution of this proxy
                                                                                    of a Notice of Annual Meeting and of a Proxy
                                                                                    Statement dated March 15, 2002.

                                                                                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                                                                                    PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                                                                                                           Yes  No

                                                                                              I plan to attend the Meeting. [_] [_]


Signature(s)_____________________________________________________________________________________________  Dated __________________
NOTE:  Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.